EXHIBIT 99.1

TECH DISPOSAL, INC.
Balance Sheets

ASSETS

	September 30,	December 31,
	2011	2010
	(Unaudited)
CURRENT ASSETS

Cash	$4,930	$56
Inventory	17,000	-

Total Current Assets	21,930	56

PROPERTY AND EQUIPMENT, net	8,410	10,091

OTHER ASSETS

Deposits	2,500	2,500

Total Other Assets	2,500	2,500

TOTAL ASSETS	$32,840	$12,647

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable and accrued expenses	$7,022	$-

Total Current Liabilities	7,022	-

STOCKHOLDERS' EQUITY

Common stock; 100 shares authorized,
at no par value, 100 shares
issued and outstanding	100	100
Additional paid-in capital	62,525	53,775
Accumulated deficit	(36,807)	(41,228)

Total Stockholders' Equity	25,818	12,647

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$32,840	$12,647

The accompanying notes are an integral part of these financial statements.

TECH DISPOSAL, INC.
Statements of Operations
(Unaudited)

				From Inception
	For the Three	For the Three	For the Nine	on March 26,
	Months Ended	Months Ended	Months Ended	2010 Through
	September 30,	September 30,	September 30,	September 30,
	2011	2010	2011	2010

REVENUES	$262,192	$1,500	$435,716	$1,500

Cost of Sales	221,462	-	332,949	-

Gross Profit	40,730	1,500	102,767	1,500

OPERATING EXPENSES

Depreciation expense	2,732	-	3,981	-
Officer compensation	-	-	7,500	-
General and administrative	45,749	(76)	86,865	19

Total Operating Expenses	48,481	(76)	98,346	19

OPERATING INCOME (LOSS)

NET INCOME (LOSS) BEFORE INCOME TAXES	(7,751)	1,576	4,421	1,481

Income taxes	-	-	-	-

NET INCOME (LOSS)	$(7,751)	$1,576	$4,421	$1,481

BASIC AND DILUTED INCOME (LOSS) PER
COMMON SHARE	$(77.51)	$15.76	$44.21	$14.81

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	100	100	100	100

The accompanying notes are an integral part of these financial statements.

TECH DISPOSAL, INC.
(A Development Stage Company)
Statements of Stockholders' Equity

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-In	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity

Balance at inception March 26 ,2010	-	$-	$-	$-	$-

Common stock issued to founders for cash at $1.00	100	100	-	-	100

Contributed capital	-	-	53,775	-	53,775

Net loss from inception to December 31, 2010	-	-	-	(41,228)	(41,228)

Balance at December 31, 2010	100	100	53,775	(41,228)	12,647

Contributed capital (unaudited)	-	-	8,750	-	8,750

Net income for the nine months
ended September 30, 2011 (unaudited)	-	-	-	4,421	4,421

Balance at September 30, 2011 (unaudited)	100	$100	$62,525	$(36,807)	$25,818

The accompanying notes are an integral part of these financial statements.

TECH DISPOSAL, INC.
Statements of Cash Flows
(Unaudited)

		From Inception
	For the Nine	on March 26,
	Months Ended	2010 Through
	September 30,	September 30,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$4,421	$1,481
Adjustments to reconcile net loss to
net cash used in operating activities:
Depreciation	3,981	-
Expenses paid on Company's behalf
by a related party	6,450	-
Changes to operating assets and liabilities:
Inventory	(17,000)
Accounts payable	7,022	-

Net Cash Provided by (Used in) Operating Activities	4,874	1,481

CASH FLOWS FROM INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Common stock issued for cash	-	100

Net Cash Provided by Financing Activities	-	100

NET INCREASE IN CASH	4,874	1,581
CASH AT BEGINNING OF PERIOD	56	-
CASH AT END OF PERIOD	$4,930	$1,581

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION:

CASH PAID FOR:

Interest	$-	$-
Income taxes	$-	$-

NON CASH FINANCING ACTIVITIES:

Fixed assets received as contributed capital	$2,300	$3,075
Deposits received as contributed capital	$-	$2,500

The accompanying notes are an integral part of these financial statements.

TECH DISPOSAL, INC.
Condensed Notes to Financial Statements
September 30, 2011 and December 31, 2010
(Unaudited)

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at September 30, 2011, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2010 audited financial statements.  The results of operations for the periods ended September 30, 2011 and 2010 are not necessarily indicative of the operating results for the full years.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition
 The Company applies the provisions of ASC 605, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements.  ASC 605 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. In general, the Company recognizes revenue related to goods and services provided when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured. The Company sells refurbished electronic equipment and scrap electronic materials. All sales are for cash upon delivery of the product. Accordingly, revenues are recognized simultaneously when cash is received and the product is delivered. The Company does not extend credit to its customers but rather requires cash payment upon delivery.

Recent Accounting Pronouncements

The Company has evaluated recent accounting pronouncements and their adoption has not had or is not expected to have a material impact on the Company’s financial position or statements.

NOTE 3 – RELATED PARTY TRANSACTIONS

During the period ended September 30, 2011, the Company’s sole shareholder contributed $8,750 to the Company’s paid in capital for the purchase of fixed assets and to fund Company operations.

NOTE 4 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, Company management reviewed all material events through the date of this report and determined that there are no additional material subsequent events to report.